EXHIBIT 8.1

                    [Simpson Thacher & Bartlett letterhead]

                                                       October 17, 1997


                      Re:    Offer to Exchange 8.343% Capital
                             Securities, Series B for the Outstanding
                             8.343% Capital Securities, Series A
                             _________________________________________


First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii 96813

First Hawaiian Capital I
c/o First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii 96813

Ladies and Gentlemen:

              We have acted as special United States federal income tax

counsel ("Tax Counsel") to First Hawaiian, Inc., a Delaware corporation (the

"Corporation"), and First Hawaiian Capital I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the

"Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission")

of a Registration Statement on Form S-4 (as amended, the "Registration

Statement") under the Securities Act of 1933, as amended (the "Securities

Act"), registering the exchange (referred to collectively herein as the

"Exchange") of:  (i) up to $100,000,000 aggregate liquidation amount of

8.343% Capital Securities, Series B (the "New Capital Securities"), which will have been registered under the Securities Act pursuant to the

Registration Statement, for a like liquidation amount of the Trust's outstanding 8.343% Capital Securities, Series A (the "Old Capital

Securities"); (ii) the Corporation's guarantee (which is set forth in the

Guarantee Agreement, dated as of June 30, 1997, between the Corporation and

The First National Bank of Chicago, as trustee (the "Old Guarantee
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Trustee")), of the payment of distributions on, and payments upon liquidation or redemption of, the Trust Securities (the "Old Guarantee") for a like guarantee (which will be set forth in a new Guarantee Agreement between the

Corporation and The First National Bank of Chicago, as trustee (the "New

Guarantee Trustee")), of the Trust Securities (the "New Guarantee"), which will have been registered under the Securities Act pursuant to the

Registration Statement; and (iii) all of the Corporation's outstanding 8.343%

Junior Subordinated Deferrable Interest Debentures (the "Old Junior

Subordinated Debentures") for a like aggregate principal amount of 8.343%

Junior Subordinated Deferrable Interest Debentures (the "New Junior

Subordinated Debentures"), which will have been registered under the

Securities Act pursuant to the Registration Statement.

              All capitalized terms used in this opinion letter and not

otherwise defined herein shall have the meaning ascribed to such terms in the

Registration Statement.

              In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) the Junior Subordinated Indenture,

dated as of June 30, 1997 (the "Junior Subordinated Indenture"), between the

Corporation and The First National Bank of Chicago, as trustee (the

"Indenture Trustee"); (iii) forms of the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures; (iv) the Amended and Restated

Trust Agreement, dated as of June 30, 1997 (the "Trust Agreement"), among the

Corporation, as Depositor, The First National Bank of Chicago, as the

Property Trustee, First Chicago Delaware Inc., as the Delaware Trustee, and

the Administrative Trustees named therein; (v) the Old Guarantee and a form of the New Guarantee; and (vi) forms of the Trust Securities.  Further, we have relied upon certain other statements and representations contained in the Corporation's letter of representation dated June 30, 1997.  We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and the

Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

              In our examination of such material, we have assumed the

genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us.  In addition, we also have assumed that (i) the transactions related to the original issuance of the Old Junior Subordinated

Debentures, the Old Capital Securities and the Common Securities were consummated in accordance with the terms of the documents and forms of documents described herein and (ii) the Exchange will be consummated in accordance with the terms of such documents and forms of documents.

              On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust

Agreement, we hereby confirm (i) our opinions set forth in the Registration

Statement under the caption "Certain United States Federal Income Tax

Consequences" and (ii) that, subject to the qualifications set forth therein,

the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

              We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.  Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal

Revenue Service or the courts, either of which could take a contrary position.  Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

              Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof.  Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

              We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

              We hereby consent to the use of this opinion for filing as

Exhibit 8.1 to the Registration Statement and the use of our name in the

Registration Statement under the captions "Certain United States Federal

Income Tax Consequences" and "Legal Matters".

                                      Very truly yours,

                                     /s/ Simpson Thacher & Bartlett

                                     SIMPSON THACHER & BARTLETT